Exhibit 21.1
BUCKEYE GP HOLDINGS L.P.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization
Buckeye GP LLC	Delaware
Buckeye Partners, L.P.	Delaware
Buckeye Pipe Line Company, L.P.	Delaware
Buckeye Pipe Line Holdings, L.P.	Delaware
Everglades Pipe Line Company, L.P.	Delaware
Laurel Pipe Line Company, L.P.	Delaware
Wood River Pipe Lines LLC	Delaware
Buckeye Pipe Line Transportation LLC	Delaware
Buckeye Energy Holdings LLC	Delaware
Buckeye Energy Services LLC	Delaware
Buckeye Gas Storage LLC	Delaware
Lodi Gas Storage, L.L.C.	Delaware
Buckeye Terminals, LLC	Delaware
NORCO Pipe Line Company, LLC	Delaware
Buckeye Gulf Coast Holdings I, LLC	Delaware
Buckeye Gulf Coast Holdings II, LLC	Delaware
Buckeye Gulf Coast Pipe Lines, L.P.	Delaware
Buckeye Products Pipe Line, L.P.	Delaware
Buckeye Texas Pipe Line Company, L.P.	Delaware
Gulf Coast Pipe Line, L.P.	Delaware
Gulf Coast/Products GP Holding LLC	Delaware
Gulf Coast/Products Holding L.P.	Delaware
Buckeye Albany Terminal LLC	Delaware
Ferrysburg Terminal LLC	Delaware
MainLine GP, Inc	Delaware
MainLine L.P.	Delaware
WesPac Pipelines—San Diego LLC	Nevada
WesPac Pipelines—Reno LLC	Delaware
WesPac Pipelines—Memphis LLC	Nevada